UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

HORIZON KINETICS HOLDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13458	84-0920811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 Park Ave S.
New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 291-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Shareholder Approval

The Reincorporation, Name Change and Reverse Split (all as defined below) were previously submitted to a vote of, and approved by, the Company’s shareholders at a Special Meeting of Shareholders held on June 20, 2024 (the “Special Meeting”).

Merger

On August 1, 2024 (the “Closing Date”), Horizon Kinetics Holding Corporation (the “Company”), formerly known as “Scott’s Liquid Gold-Inc.,” completed its previously announced merger in accordance with the terms and conditions of the Agreement and Plan of Merger, dated December 19, 2023, as amended by the First Amendment to the Agreement and Plan of Merger, dated May 10, 2024 (collectively, the “Merger Agreement”), by and among Scott’s Liquid Gold-Inc., a Colorado corporation (“Scott’s”), Horizon Kinetics, LLC, a Delaware limited liability company (“Horizon Kinetics”), and HKNY One, LLC, a Delaware limited liability company and wholly owned subsidiary of Scott’s (“Merger Sub”). In accordance with the Merger Agreement, Merger Sub merged with and into Horizon Kinetics, with Horizon Kinetics surviving the merger as a wholly- owned subsidiary of the Company (the “Merger”).

In the Merger, all of the ownership interests in Horizon Kinetics were converted into an aggregate of 17,984,253 shares of the Company’s common stock (representing 96.5% of the shares of the Company’s common stock outstanding immediately after the effective time of the Merger). The number of shares was calculated in accordance with the formula in the Merger Agreement based on (a) the sum of Horizon Kinetics' tangible net assets of approximately $250 million and the value of Horizon Kinetics' operating business of $200 million, (b) divided by 25. These shares were issued to the members of Horizon Kinetics. As a result, immediately after the effective time of the Merger, Scott’s legacy shareholders collectively held approximately 3.5% of the shares of the Company’s common stock outstanding at such time.

Conversion, Name Change and Reverse Split

In accordance with the Merger Agreement, immediately prior to the Merger, Scott’s effected a plan of conversion (the “Plan of Conversion”), pursuant to which Scott’s:

•
changed its state of incorporation from the State of Colorado to the State of Delaware (the “Reincorporation”);
•
changed its name to Horizon Kinetics Holding Corporation (the “Name Change”); and
•
effected a 1-for-20 reverse stock split of its common stock (the “Reverse Split”).

In accordance with the Plan of Conversion, Scott’s filed a certificate of conversion (the “Delaware Certificate of Conversion”) and a certificate of incorporation (the “Delaware Certificate of Incorporation”) with the Secretary of State of the State of Delaware and a Statement of Conversion (the “Colorado Statement of Conversion”) with the Secretary of State of the State of Colorado, and adopted a new set of Bylaws (the “Delaware Bylaws”). The Company furthermore changed the address of its principal executive offices to 470 Park Ave S. New York, New York 10016.

At the effective time of the Reincorporation, Name Change and Reverse Split:

•
the affairs of Scott’s ceased to be governed by Colorado corporation laws, Scott’s existing articles of incorporation and Scott’s existing bylaws, and became subject to the General Corporation Law of the State of Delaware, the Delaware Certificate of Incorporation and the Delaware Bylaws;
•
the Company is deemed, for all purposes of the laws of the states of Delaware and Colorado, to be the same entity as Scott’s;
•
each 20 outstanding shares of Scott’s common stock were combined and converted into 1 outstanding share of the Company’s common stock, with fractionalized shares subject to cash out;
•
unless otherwise specified in the applicable plan pursuant to which such awards were made, each outstanding and unexercised option, other right to purchase, or security convertible into, capital stock of Scott’s (a “Right”) became an option, right to purchase or security convertible into the same type of capital stock of the Company on the basis of 1 share of capital stock of the Company for each 20 shares of the same type of capital stock of Scott’s issuable pursuant to any such Right, on the same terms and conditions in place at the effective time; provided, that any exercise price or conversion price in effect with respect to any such Right at the effective time was increased proportionately; and

•
each employee benefit plan, incentive compensation plan, equity incentive plan, stock purchase plan, restricted stock unit agreement, cash-settled performance unit, stock option agreement and other similar plans and agreements to which Scott’s then was a party was automatically assumed by, and continues to be the plan of, the Company.

Certain rights of Scott’s shareholders were changed as a result of the Reincorporation, as described in Scott’s Definitive Proxy Statement on Schedule 14A for the Special Meeting filed with the Securities and Exchange Commission on May 13, 2024, under the section entitled “Proposal 2 – Approval of the Reincorporation of the Company from the State of Colorado to the State of Delaware and Name Change,” which description is incorporated in its entirety herein by reference.

The Reincorporation did not affect any of Scott’s material contracts with any third parties, and Scott’s rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation.

The foregoing descriptions of the Plan of Conversion, the Delaware Certificate of Conversion, the Colorado Statement of Conversion, the Delaware Certificate of Incorporation, and the Delaware Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan of Conversion, the Delaware Certificate of Conversion, the Colorado Statement of Conversion, the Delaware Certificate of Incorporation, and the Delaware Bylaws, copies of which are filed as Exhibits 2.1, 2.2, 2.3, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

The description contained under the heading “Indemnification Agreements” in Item 5.02 below is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The description contained in the Explanatory Note above and in Item 5.02 under the heading “Changes to the Board of Directors” is incorporated herein by reference. The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K on December 26, 2023 and the Company’s Form 8-K on May 15, 2024, and which is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The description contained under the heading “Merger” in the Explanatory Note above is incorporated herein by reference. The issuance of shares of common stock of the Company to the members of Horizon Kinetics in connection with the Merger was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D thereunder, as it involved a private placement to accredited investors.

Item 3.03 Material Modification of Rights of Security Holders.

The description contained under the heading “Conversion, Name Change and Reverse Split” in the Explanatory Note above is incorporated herein by reference.

Certain rights of Scott’s shareholders were changed as a result of the Reincorporation, as described in Scott’s Definitive Proxy Statement on Schedule 14A for the Special Meeting filed with the Securities and Exchange Commission on May 13, 2024, under the section entitled “Proposal 2 – Approval of the Reincorporation of the Company from the State of Colorado to the State of Delaware and Name Change,” which description is incorporated in its entirety herein by reference.

Item 5.01 Change in Control of Registrant.

The description contained in the Explanatory Note above is incorporated herein by reference.

The Merger resulted in the members of Horizon Kinetics acquiring an aggregate of 17,984,253 shares of the Company’s common stock outstanding immediately after the effective time of the Merger. Using the definition of beneficial ownership in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, directors Murray Stahl, Steven Bregman and Peter Doyle are deemed to own 49.8%, 49.8%, and 53.2%, respectively, and Horizon Common Inc. and John Meditz are deemed to own 44.1% and 45.5%, respectively, immediately after the Merger. Because SEC rules require these percentages to include shares held by one or more entities over which these directors are deemed to share investment and voting control, they do not add up to 100%. Further information on the form of beneficial ownership of such individuals and entity can be found in the footnotes to the “Pre-Merger Beneficial Ownership Table” on page 80 of Scott’s Definitive Proxy Statement on Schedule 14A for the Special Meeting filed with the Securities and Exchange Commission on May 13, 2024, which are incorporated herein by reference.

Pursuant to the Merger Agreement, Horizon Kinetics had the right to appoint six of seven directors to the Board (as defined below), and the directors specified below were appointed in accordance with this agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Changes to the Board of Directors

Effective on the Closing Date, and in accordance with the Merger Agreement, the Board of Directors of the Company (the “Board”) was expanded to encompass seven seats, R. Rimmy Malhotra and John McAnnar each resigned as directors, and Murray Stahl, Steven Bregman, Peter Doyle, Alice C. Brennan, Allison Nagelberg, and Brent D. Rosenthal were newly appointed to the Board. Existing director Daniel J. Roller remains on the Board. In addition, the Board appointed Murray Stahl as Chairman and is expected to make committee appointments shortly.

As described under the heading “Merger” in the Explanatory Note above and in Item 5.01 (with each such description incorporated herein by reference), in connection with the Merger, the members of Horizon Kinetics received shares of the Company’s common stock. Three of such members are newly-appointed directors. Mr. Stahl was issued shares corresponding to approximately 1.3% of the Company’s outstanding shares of common stock post-Merger, and has a pro-rata economic interest in an additional 10.0% of shares, with an aggregate value of approximately $44,641,476, Mr. Bregman was issued shares corresponding to approximately 1.3% of the Company’s outstanding shares of common stock post-Merger, and has a pro-rata economic interest in an additional 9.9% of shares, with an aggregate value of $44,286,588, and Mr. Doyle was issued shares corresponding to approximately 4.7% of the Company’s outstanding shares of common stock post-Merger, and has a pro-rata economic interest in an additional 5.3% of shares, with an aggregate value of $39,573,001, with each such value computed based on the closing price of the common stock on the OTC Pink Market tier of OTC Markets of $21.20 per share on the Closing Date, as adjusted for the reverse split.

Non-management directors will receive compensation for their service on the Board in accordance with the Company’s policies in effect from time to time.

Changes to Management

Effective on the Closing Date, David Arndt resigned as Scott’s President and Chief Financial Officer. The Board appointed the following individuals as executive officers of the Company effective on the Closing Date:

Name	Office
Murray Stahl	Chief Executive Officer and Chief Investment Officer
Steven Bregman	President
Peter Doyle	Vice President
Mark Herndon	Chief Financial Officer
Alun Williams	Chief Operating Officer
Jay Kesslen	General Counsel and Secretary
Russell Grimaldi	Chief Compliance Officer
David Arndt	President, Consumer Products Division

Biographies

Mr. Murray Stahl, 70, is Chairman of the Board, Chief Executive Officer and Chief Investment Officer of the Company. He previously served in such roles for Horizon Kinetics and is one of its co-founders. He has more than thirty years of investing experience and is responsible for overseeing Horizon Kinetics’ proprietary research. Mr. Stahl chairs Horizon Kinetics’ Investment Committee, which is responsible for portfolio management decisions. He is also the Co-Portfolio Manager for a number of registered investment companies, private funds, and institutional separate accounts. He serves as director and Chief Investment Officer of Kinetics Mutual Funds, Inc., a series of nine mutual funds with combined assets under management of approximately $1.46 billion as of December 31, 2023. Additionally, Mr. Stahl is the Chairman and Chief Executive Officer of FRMO Corp. (OTC Pink: FRMO) and serves as director and Portfolio Manager of the RENN Fund, Inc. (NYSE: RCG), a closed-end fund with assets under management of approximately $14.0 million as of December 31, 2023. He is also a member of the Board of Directors of Texas Pacific Land Corporation (NYSE: TPL), the Minneapolis Grain Exchange, the Bermuda Stock Exchange and MSRH, LLC, an investment advisory company. Prior to co-founding Horizon Kinetics, Mr. Stahl spent 16 years at Bankers Trust Company (1978-1994) as a senior portfolio manager and research analyst. He received a Bachelor of Arts in 1976 and a Master of Arts in 1980 from Brooklyn College, and an MBA from Pace University in 1985.

Mr. Steven Bregman, 65, is the President and a member of the Board. He previously served in such roles for Horizon Kinetics and is one of its co-founders. He is a senior member of Horizon Kinetics’ research team and a member of the Investment Committee, and supervises all research reports produced by Horizon Kinetics. Since 2021, Mr. Bregman has also served as Co-Portfolio Manager for RENN Fund, Inc. (NYSE: RCG)(since 2021), the President and CFO of FRMO Corp. (OTC Pink: FRMO), and is a member of the Board of Directors of Winland Electronics, Inc. He received a BA from Hunter College, and his CFA® Charter in 1989.

Mr. Peter Doyle, 61, is the Vice President and a member of the Board. He previously served as Managing Director and member of the Board of Horizon Kinetics, and is one of its co-founders. He is a senior member of the research team, and a member of the Investment Committee. He is furthermore president of Kinetics Mutual Funds, Inc. Since 2021, Mr. Doyle has also served as a Co-Portfolio Manager for RENN Fund, Inc. (NYSE: RCG), and for several registered investment companies, private funds, and institutional separate accounts. He is also responsible for oversight of Horizon Kinetics’ marketing and sales activities and is the Vice President of FRMO Corp. (OTC Pink: FRMO). Previously, Mr. Doyle was with Bankers Trust Company (1985-1994) as a Senior Investment Officer, where he also served on the Finance, Utility and REIT Research sub-group teams. Mr. Doyle received a BS from St. John’s University and an MBA from Fordham University.

Mr. Daniel J. Roller, 43, is a member of the Board. He previously served as the Chairman of the Board of Scott’s. He is the founder, President, and Chief Investment Officer of Maran Capital Management, LLC, a Denver-based investment firm he founded in 2015. Maran Capital is focused on making concentrated, fundamentally driven, long-term oriented investments in publicly-traded small capitalization companies. Mr. Roller has over 20 years of investment research and management experience and has advised numerous public and private companies on topics such as M&A, capital allocation, corporate governance, and strategy. Mr. Roller holds a B.S.E. in Electrical Engineering and Computer Science from Duke University.

Ms. Alice C. Brennan, 71, is a member of the Board. She serves as a director of RENN Fund (NYSE: RCG) and FRMO Corp. (OTC Pink: FRMO), including their audit committees and nominating and governance committees. She is also a director of independent power producer and climate-focused investment manager Greenbacker Renewable Energy Company II, serving on the audit committee and chairing the nominating and governance committee. She furthermore advises Advaita Capital, a growth venture capital fund that focuses on decarbonization investments. In the past, she served as chief compliance officer at Verizon Wireless (2000-2014) and Bristol-Myers Squibb Company (1994-1999), where she led risk management, M&A, governance, and corporate and intellectual property law initiatives. Ms. Brennan holds a BA in Chemistry and Biology from Skidmore College, an MA in Microbiology and Immunology from Columbia University and a JD from Hofstra University.

Ms. Allison Nagelberg, 59, is a member of the Board. From 2000 until 2019, Ms. Nagelberg was the General Counsel of Monmouth Real Estate Investment Corporation (NYSE: MNR), a public REIT investing in net-leased industrial properties, where she was responsible for legal oversight of financial, capital markets and property transactions, ESG, SEC and NYSE compliance, legislative and regulatory policy analysis, human resources, investor relations and risk management. She also served as General Counsel of UMH Properties, Inc. (NYSE: UMH), an affiliated public REIT investing in residential real estate from 2000 until 2013, and as General Counsel of Monmouth Capital Corporation (NASDAQ: MONM), an affiliated public REIT investing in net-leased industrial properties from 2000 until 2007. She serves as an independent director of GoodHaven Funds Trust. Ms. Nagelberg holds a BA in Economics and Philosophy from Tufts University, an MBA in Finance from Rutgers University and a JD from New York University.

Mr. Brent D. Rosenthal, 52, is a member of the Board. Mr. Rosenthal is the founder of Mountain Hawk Capital Partners, LLC, an investment fund focused on small and microcap equities. Currently, Mr. Rosenthal serves on the boards of directors of Syntec Optics Holdings, Inc. (NASDAQ:OPTX), FLYHT Aerospace Solutions Ltd (OTCQX: FLYLF), and RiceBran Technologies (OTCPK: RIBT). Previously he has served as Non-Executive Chairman/Lead Director of comScore, Inc. (NASDAQ: SCOR), Rentrak Corporation (NASDAQ:RENT) and SITO Mobile (NASDAQ:SITO) as well as Advisor to the board of Park City Group, Inc. (NASDAQ:PCYG), the parent company of ReposiTrak Inc.. Earlier in his career, Mr. Rosenthal was a Partner in affiliates of W.R. Huff Asset Management, an employee-owned investment manager, where he worked from 2002 to 2016, during which time he was an Advisor to the boards of directors of Virgin Media (NASDAQ: VMED) and Time Warner Cable (NYSE:TWC). Earlier in his career, Mr. Rosenthal was director of mergers and acquisitions for RSL Communications Ltd. and served emerging media companies for Deloitte & Touche LLP. Mr. Rosenthal is an inactive Certified Public Accountant. Mr. Rosenthal earned his B.S. from Lehigh University and M.B.A. from the S.C. Johnson Graduate School of Management at Cornell University.

Mr. Mark Herndon, 54, is the Chief Financial Officer of the Company. Mr. Herndon joined Horizon Kinetics as Chief Financial Officer in 2024. He is responsible for overseeing all financial reporting functions of the Company. Previously, Mr. Herndon was Senior Vice President and Chief Financial Officer at Safeguard Scientifics, Inc. (NASDAQ: SFE) from 2018 to 2023, a company that provided capital and relevant expertise to a portfolio of private entities. Prior to 2018, Mr. Herndon spent 27 years at PricewaterhouseCoopers serving in a variety of client service and national office roles, including as Assurance Partner from 2006 through 2018. Mr. Herndon earned a BBA in Accounting from Georgia Southern University and an MBA from Emory University’s Goizueta Business School.

Mr. Alun Williams, 52, is the Chief Operating Officer of the Company. He joined Horizon Kinetics in 2009 and, after 12 years as the firm’s Director of Trading and Operations, took over the role of Chief Operating Officer in 2021. As Chief Operating Officer, Mr. Williams is responsible for overseeing daily operations and administrative functions for the Company. Prior to 2009, Mr. Williams was at Goldman Sachs where he was the head of GSAM Operations Salt Lake City. He joined Goldman Sachs in 1996 and in his time there held a number of operational and control positions within the equity, private wealth and asset management divisions. He is also a member of the Board of Directors and the President of CMSC (Consensus Mining & Seigniorage Corp.) and a member of the Board of Directors of the Horizon Kinetics ICAV, a regulated UCITS fund. Mr. Williams received a BSc in Business Administration from Bath University, England.

Mr. Jay Kesslen, 51, is the General Counsel and Secretary of the Company. He joined Horizon Kinetics in 1999 and served as General Counsel, Managing Director and a member of the Board of Horizon Kinetics prior to the Merger. He oversees all aspects of the Company’s legal affairs, advises on all material compliance matters, and is responsible for the firm’s corporate governance. Mr. Kesslen is Horizon Kinetics’ Anti-Money Laundering Officer and also serves as a director for several private funds managed by subsidiaries of Horizon Kinetics. He is also Vice President and Assistant Secretary for Kinetics Mutual Funds, Inc., and Vice President and Chief Compliance Offer for Renn Fund, Inc., a closed-end fund. Mr. Kesslen also serves as the General Counsel of FRMO Corp. (OTC Pink: FRMO) and Consensus Mining and Seigniorage Corporation. Mr. Kesslen holds a BA in Economics from the State University of New York at Plattsburgh (cum laude) and a JD from Albany Law School.

Mr. Russell Grimaldi, 44, is the Chief Compliance Officer of the Company. He joined Horizon Kinetics in 2005 and served as the Chief Compliance Officer and Associate General Counsel of Horizon Kinetics prior to the Merger. He oversees Horizon Kinetics’ compliance program and supports all legal and regulatory functions. He also serves as Secretary for Renn Fund, Inc., a closed-end fund, and for Consensus Mining and Seigniorage Corporation. Mr. Grimaldi holds a BA in Legal Studies from Quinnipiac University (cum laude) and a JD from Albany Law School.

Mr. David Arndt, 39, is President of the Company’s Consumer Products Division. He served as President and Principal Executive Officer of Scott’s from December 2023 until August 2024. He also held the titles of Chief Financial Officer, Principal Accounting Officer, Treasurer and Corporate Secretary of Scott’s between October 2021 and August 2024. Mr. Arndt was employed by Scott’s beginning in 2017, serving as the VP of Finance of Scott’s since April 2021 and, prior to that, serving as Director of FP&A and Treasury, Controller, and Director of Financial Reporting. Before joining Scott’s, Mr. Arndt was employed by EKS&H LLLP (now Plante & Moran, PLLC) for seven years, serving in a number of positions, including Audit Manager, and serving several clients in the manufacturing and consumer products industries. Mr. Arndt earned a B.S. in Accounting and a MAcc from the University of Kansas.

Indemnification Agreements

Effective as of the Closing Date, the Board approved a new form of indemnification agreement for each of the Company’s directors and executive officers. The Company’s directors and executive officers either have entered or are expected to enter into individual indemnification agreements corresponding to such form as soon as practicable following the Closing Date, and such indemnification agreements will replace any previous indemnification agreements entered into between Scott’s and its directors.

The indemnification agreements are governed by Delaware law. The indemnification agreements require the Company, among other things, to indemnify the director or executive officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, incurred or suffered by the individual in connection with any action, suit or proceeding by reason of the fact that the individual was a director or executive officer of the Company, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by the Company.

The foregoing description of the indemnification agreements expected to be entered into between the Company and each of its directors and executive officers is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description contained under the heading “Conversion, Name Change and Reverse Split” in the Explanatory Note above is incorporated herein by reference.

Certain rights of Scott’s shareholders were changed as a result of the Reincorporation, as described in Scott’s Definitive Proxy Statement on Schedule 14A for the Special Meeting filed with the Securities and Exchange Commission on May 13, 2024, under the section entitled “Proposal 2 – Approval of the Reincorporation of the Company from the State of Colorado to the State of Delaware and Name Change,” which description is incorporated in its entirety herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1	Plan of Conversion
2.2	Certificate of Conversion, as filed with the Secretary of State of Delaware
2.3	Statement of Conversion, as filed with the Secretary of State of Colorado
3.1	Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware
3.2	Bylaws
10.1	Form of Indemnification Agreement (Directors and Officers)
99.1	Horizon Kinetics Financial Statements for the Years Ended December 31, 2023 and 2022
99.2	Horizon Kinetics Financial Statements for the Quarters Ended March 31, 2024 and 2023
99.3	Unaudited Pro Forma Financial Statements

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained herein, including statements regarding the Company’s future financial position and results of operations, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs as a combined company.

Important factors that could cause actual results to differ from those in the forward-looking statements include the possibility that anticipated benefits from the merger will not be realized, or will not be realized within the expected time period; and disruption from the merger making it more difficult to maintain business and operational relationships; among other risks.

Further information on risks we face is contained in our filings with the SEC, including our Form 10-K for the fiscal year ended December 31, 2023 and our Form 10-Q for the fiscal quarters ended June 30, 2024 and March 31, 2024, and the definitive proxy statement dated May 13, 2024. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON KINETICS HOLDING CORPORATION

Date:	August 7, 2024	By:	/s/ Jay Kesslen
Jay Kesslen General Counsel